UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Development and Commercialization Agreement

On May 29, 2013, Oncothyreon Inc. (the “Company”) and Array BioPharma Inc. (“Array”) entered into a Development and Commercialization Agreement (the “Development Agreement”), pursuant to which the companies will collaborate on the development and commercialization of certain products utilizing ARRY-380, an orally active, reversible and selective small-molecule HER2 inhibitor, for the treatment of cancer, including breast cancer. Pursuant to the Development Agreement, the Company will pay Array a one-time upfront payment of $10 million within 20 days after the effective date of the Development Agreement.

The Company will be responsible for conducting the clinical development of ARRY-380 through a defined set of proof-of-concept trials in patients with metastatic breast cancer, including patients with brain metastases. The Company will be responsible for all development costs incurred by or on behalf of either party with respect to these proof-of-concept trials. Unless Array opts out of further development and commercialization, as described below, Array will reimburse the company for these costs through a mechanism whereby Array bears a disproportionate amount of Phase 3 development costs and the Company receives a disproportionate amount of the profits in the United States until the Company is repaid a percentage of the amounts it has spent on the proof-of-concept trials. The Company and Array will jointly conduct any Phase 3 development supported by the proof-of-concept studies. Subject to certain exceptions primarily related to the repayment provisions described above, the Company and Array will each be responsible for 50% of the development costs incurred with respect to any Phase 3 development.

Array is responsible for worldwide commercialization of the product. The Company has a fifty percent co-promotion right in the United States. Each party also retains the right to opt out of further development and commercialization in exchange for a royalty. Subject to certain exceptions, the Company and Array will bear, or be entitled to, 50% of the profit or loss from commercializing the product in the United States. Outside of the United States, the Company will receive a double-digit royalty on net sales intended to approximate a fifty percent profit share, and the two companies will share equally the proceeds from any sublicense of marketing rights.

The Development Agreement will continue on a country-by-country basis until the termination of the royalty payment obligations, or if earlier, the termination of the Development Agreement in accordance with its terms. The License Agreement may be terminated by Array upon the Company’s uncured failure to timely initiate committed trials or complete certain development activities, and may also be terminated under certain other circumstances, including material breach, as set forth in the Development Agreement. The Company and Array have also agreed to indemnity the other party for certain of their respective activities under the Development Agreement.

The Company expects to file the Development Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2013 and intends to seek confidential treatment for certain terms and provisions of the Development Agreement. The foregoing description is qualified in its entirety by reference to the text of the Development Agreement when filed.

Subscription Agreements

On May 30, 2013, the Company entered into subscription agreements with Biotechnology Value Fund, L.P. and other affiliates of BVF Partners L.P. with respect to the offering and sale of 5,000,000 shares of its common stock, $0.0001 par value per share, and warrants to purchase up to 5,000,000 shares of its common stock. The common stock and warrants to purchase common stock are being sold in units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $5.00 per share. Each unit is being sold at a negotiated price of $2.00. The units were offered and are being sold without an underwriter or placement agent. Pursuant to the subscription agreements, the Company will enter into a warrant agreement with each investor, pursuant to which the warrants to purchase common stock will be exercisable in accordance with their terms at any time on or after the six-month and one-day anniversary of the issuance date of the warrants and until 5:00 p.m., New York time, on the fifth anniversary of the date the warrants first became exercisable. The net proceeds to the Company from the sale of the common stock and warrants to purchase common stock, after deducting estimated offering expenses, are expected to be approximately $9.8 million. The offering is expected to close on or about June 4, 2013.

The Company intends to use the net proceeds of the offering to fund a portion of the $10 million upfront fee payable under the Development Agreement and for general corporate purposes, including research and product development, such as funding pre-clinical studies and clinical trials and otherwise moving product candidates towards commercialization and the possible acquisition or licensing of new product candidates or technology.

The common stock and warrants included in the units, as well as the common stock underlying the warrants (collectively, the “Securities”) have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-178726). The Securities are being offered and sold pursuant to a prospectus dated January 10, 2012, as supplemented by a prospectus supplement dated May 30, 2013.

Copies of the form of warrant and form of subscription agreement are filed herewith as Exhibit 4.1 and Exhibit 10.1, respectively, to this report and are incorporated herein by reference. The legal opinion of Fenwick & West LLP relating to the common stock, warrants and common stock issuable upon exercise of the warrants being offered is filed as Exhibit 5.1 to this report.

Item 8.01	Other Events

PX-866 Update

The Company’s randomized Phase 2 portion of its Phase 1/2 trial of PX-866 in combination with cetuximab did not meet the primary endpoint of an improvement in overall response rate compared to cetuximab alone in patients with metastatic colorectal cancer. The secondary endpoint of an improvement in progression-free survival was also not met. The trial enrolled a total of 85 patients. The data will be submitted for presentation at a subsequent scientific meeting.

Press Releases

On May 30, 2013, the Company issued press releases announcing its entry into the Development Agreement and the pricing of its registered direct offering of common stock and warrants to purchase common stock. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant

5.1	Opinion of Fenwick & West LLP

10.1	Form of Subscription Agreement

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

99.1	Press Release issued by Oncothyreon Inc. dated May 30, 2013 regarding Development Agreement

99.2	Press Release issued by Oncothyreon Inc. dated May 30, 2013 regarding registered direct offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman
Robert L. Kirkman
President & Chief Executive Officer

Date: May 30, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant

5.1	Opinion of Fenwick & West LLP

10.1	Form of Subscription Agreement

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

99.1	Press Release issued by Oncothyreon Inc. dated May 30, 2013 regarding Development Agreement

99.2	Press Release issued by Oncothyreon Inc. dated May 30, 2013 regarding registered direct offering

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